Exhibit 99.1

Michael Bless named Chief Executive Officer of Century Aluminum

MONTEREY, CA.  February 7, 2012 – Century Aluminum Company (NASDAQ: CENX) announced today that its Board of Directors has appointed Michael Bless as President and Chief Executive Officer of Century.  Mr. Bless had previously served as Acting President and Chief Executive Officer.

Terence Wilkinson, Chairman of Century’s Board of Directors said, “Mike has shown excellent leadership during this interim period and has clearly demonstrated to the Board that he is the right person to lead Century and its experienced management team.  Century is well positioned to succeed and the Board has great confidence in Mike’s ability to guide the Company to achieve that success.”

"I am honored to have the opportunity to work with a great team on behalf of our shareholders, customers, employees and other stakeholders," commented Mr. Bless.  "My colleagues and I share common priorities: a safe and healthy environment for our people and all visitors to our facilities; honest, straightforward and transparent dealings inside the company and with all external constituencies; and operational excellence as we invest in our people and our businesses to produce attractive long-term financial returns.  I am excited about the real opportunities we have to improve and grow our businesses inside and outside the U.S."

Mr. Bless, who was named Acting President and CEO in November 2011, has also served as Century’s Executive Vice President and Chief Financial Officer since January 2006.  Prior to joining Century, Mr. Bless previously served as the Chief Financial Officer of Rockwell Automation, Inc. and was an investment banker at Dillon, Read & Co.

Century Aluminum Company (www.centuryaluminum.com) owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Monterey, California.

Contacts:
Mike Dildine/Lindsey Berryhill (media)      831-642-9364
Shelly Harrison (investors)                           831-642-9357

Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager -- Corporate Finance, NBI hf.
Steingrimur Helgason, Director -- Corporate Finance, NBI hf.

Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause our actual results to differ materially from those expressed in our forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding Century’s positioning for future performance. More information about the risks, uncertainties and assumptions affecting the Company can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of future events or circumstances.